UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2022

GrandSouth Bancorporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-31937	57-1104394
(Commission File Number)	(IRS Employer Identification No.)

381 Halton Road, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 770-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, the Board of Directors (the “Board”) of GrandSouth Bancorporation (the “Company”) acknowledged that J. Randolph Potter will be at least seventy-five years of age on the date of the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Under the mandatory retirement age policy in the Company’s bylaws, a person may not serve as a director of the Company unless such person is under seventy-five years of age at the time of such person’s election as director.

The Board concluded that Mr. Potter’s experience, role as chair of the audit committee, and qualifications as an audit committee financial expert advance the strategic goals of the Company and the Company would benefit from his continued service as a director. On January 19, 2022, the Board waived the effective date of the mandatory retirement age for Mr. Potter, who will stand for re-election at the Annual Meeting as a Director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit index lists the exhibit that is furnished with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resolution Waving Mandatory Retirement of Directors dated January 19, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDSOUTH BANCORPORATION

Dated: January 19, 2022	By:	/s/ John B. Garrett
	Name:	John B. Garrett
	Title:	Chief Financial Officer